Exhibit 10.5

PROMISSORY NOTE

Project Commonly Known as

“W Hotel & Residences”

May 2, 2008 Chicago, Illinois

 $165,000,000

FOR VALUE RECEIVED, CJUF II STRATUS BLOCK 21 LLC, a Delaware limited liability company (“Maker”), with a mailing address of c/o Stratus Properties Inc., 98 San Jacinto, Suite 220, Austin, Texas 78701, promises to pay to the order of CORUS BANK, N.A., a national banking association (“Lender”), at the address set forth in Section 4.1(e) of the Loan Agreement (as defined in Section 7 below), or such other place as Lender may designate in writing, in the manner provided hereinafter the principal sum of up to One Hundred Sixty-Five Million Dollars ($165,000,000), or so much thereof as may now or hereafter be disbursed by Lender to or for the benefit of Maker (the “Loan”), on or before the Maturity Date (as defined in the Loan Agreement) or the date to which the indebtedness evidenced hereby is accelerated pursuant to the terms of this Note and the terms of the other Loan Documents, with interest, in the manner and upon the terms and conditions set forth below.  All capitalized terms not expressly defined herein shall have the same meanings as set forth in the Loan Agreement.

1. Interest Rate.  Interest shall accrue from the date of first disbursement of the Loan on the principal balance thereof remaining from time to time outstanding at the rate (“Interest Rate”) established below.  Unless the Loan is then bearing interest at the Default Rate, the Interest Rate shall be equal to the greater of: (1) the sum of: (i) three and one half percent (3.5%) per annum plus (ii) the three month London Interbank Offered Rate quoted in the Money Rates section of The Wall Street Journal (the “LIBOR Rate”); or (2) six percent and one-half percent (6.5%) per annum.  The LIBOR Rate shall be automatically adjusted without notice to Maker on the first (1st) day of each January, April, July, and October following the calendar month in which the Loan Opening Date occurs (the “Quarterly Adjustment Date”) based on the LIBOR Rate as of the Quarterly Adjustment Date (or, if the Quarterly Adjustment Date falls on a non-Business Day, then the Interest Rate shall be adjusted based on the LIBOR Rate on the first Business Day following the Quarterly Adjustment Date, effective retroactively to the Quarterly Adjustment Date).  Interest shall be computed based on a 360-day year and charged for the actual number of days elapsed.

2. Principal and Interest Payments. Commencing on the first day of the first month after the initial disbursement of the Loan, and continuing on the first day of each month thereafter until the Loan has been repaid in full, interest on the Loan shall be payable monthly in arrears on the first day of each month (“Payment Date”) in the amount of all interest accrued and unpaid.  The final payment of the entire unpaid principal balance of the Loan plus all accrued and unpaid interest, Exit Fees, charges, fees, and expenses, if not sooner paid, shall be due and payable on the Maturity Date.

3. Prepayment.  During the twelve (12) months immediately following the execution of this Note (“Lockout Period”), Maker shall not be permitted to prepay the Loan in part or in full from any source.  At Lender’s option, any attempted unpermitted prepayment during the Lockout Period shall be placed in a non-interest bearing account and held until such time as prepayment is allowed.  After the Lockout Period, Maker may prepay the Loan in part or in full (in accordance with the provisions hereof) upon not less than seven (7) days prior written notice to Lender, except that no such notice shall be required in the case of the sale of individual Residential Units.  In the event that Maker repays any portion of the Loan after the 12-month anniversary of this Note but before the 30-month anniversary of this Note from a source other than proceeds realized from the sale of individual Residential Units or of a component of the Project (i.e., the Venue, the Hotel or the Commercial Space), in each case, in accordance with and as permitted by the Loan Documents, then Maker shall pay Lender a prepayment charge (the “Prepayment Charge”) equal to (x) in the event of a partial prepayment, two percent (2.0%) of the amount prepaid, or (y) in the event of prepayment in full, the sum of (i) two percent (2.0%) of the amount prepaid and (ii) two percent (2.0%) of any Unfunded Commitment.  The Prepayment Charge shall be in addition to any Exit Fee still outstanding.  There shall be no Prepayment Charge on casualty or condemnation proceeds which Lender requires be applied to the Loan.

4. Applicability of Charges.  Upon acceleration of the Loan at any time after the date of this Note and prior to the 30-month anniversary of the date of this Note, in addition to the Exit Fee that may be due as provided in the Loan Agreement and to the extent permitted by law, Maker hereby agrees that there shall be added to the indebtedness evidenced hereby and secured by that certain Construction Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith (the “Deed of Trust”) a charge equal to the Prepayment Charge (calculated as if the outstanding Loan were being prepaid in full as of  the date of such acceleration, regardless of whether such acceleration would be deemed a “prepayment” under applicable Law).  Maker hereby acknowledges that the aforesaid charge payable to the Lender hereunder is a reasonable pre-estimate of the Lender’s losses and is not a penalty.

5. Application of Payments.  Subject to the application of payments required by Section 14.10 of the Loan Agreement and other applicable provisions of the Loan Documents, Lender shall have the right unilaterally (and without the consent of Maker) to allocate any and all payments that may be received by or tendered to Lender made by Maker or any other person at any time or from time to time and that relate in any way to the Loan or any other of the obligations then due and payable under the Loan Documents in any order of priority as Lender in its sole and exclusive discretion shall elect, including without limitation to: (i) to the payment of any costs and expenses of Lender that Maker is responsible for under the Loan Documents; (ii) to accrued but unpaid interest, Exit Fees, penalties, late payment fees; and (iii) to principal.  Maker (1) irrevocably waives the right to direct the application of payments and collections received by Lender from or on behalf of Maker and/or any other person, and (2) agrees that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Loan or any other obligations then due and payable under the Loan Documents in such manner as Lender may deem appropriate (subject to any express provisions of the Loan Documents to the contrary), notwithstanding any entry by Lender upon any of its books and records.

6. Late Charges.  If any installment of interest, principal or other amount due under the Loan Documents is not paid on or before the fifteenth (15th) day after the date such payment is due, Maker shall pay Lender a late charge in an amount equal to ten percent (10%) of the amount due on any payment (including, but not limited to, any payment of principal, interest, unfunded loan fee, if applicable, or any other payment due other than the payment of the total principal amount due upon maturity of the Loan [whether at stated maturity or by acceleration]) to defray part of the increased cost of collecting the late payments and the opportunity cost incurred by Lender because of the unavailability of the funds.

7. Security for Payment.  The payment of this Note is further evidenced by the Construction Loan Agreement of even date herewith between Maker and Lender (the “Loan Agreement”), and is secured, inter alia, by the Deed of Trust. All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Maker covenants and agrees to keep and perform them or cause them to be kept and performed, strictly in accordance with their terms.

8. Defaults and Acceleration.  IT IS HEREBY EXPRESSLY AGREED BY MAKER THAT TIME IS OF THE ESSENCE HEREOF.  At any time during the existence of any Event of Default, at the option of Lender, the entire unpaid principal balance of the Loan with interest accrued thereon and all other sums due by Maker hereunder or under the provisions of the other Loan Documents shall, upon demand (except as otherwise set forth in the Loan Agreement) become due and payable immediately.

9. Default Rate.  After maturity, whether by acceleration or at stated maturity, or while any Event of Default exists, subject to the limitations set forth in Section 14 below, Maker promises to pay interest on the amount of principal due and outstanding hereunder and any fees, costs and advances at the rate of ten percent (10%) per annum plus the Interest Rate that would otherwise be then in effect, and shall be adjusted on each Quarterly Adjustment Date thereafter (the “Default Rate”), but in no event will the Default Rate exceed the applicable maximum rate of interest allowed by law, and shall be payable upon demand, and all unpaid interest that has accrued under this Note, whether prior or subsequent to the occurrence of the Event of Default, shall be paid at the time of, and as a condition precedent to, the curing of the Event of Default.  The Default Rate, when operative, shall be adjusted based on changes in the Interest Rate, but in no event will the Default Rate exceed the applicable maximum rate of interest allowed by law.

10. Nature of Remedies.  The remedies of Lender as provided in this Note, the Deed of Trust and any of the other Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together against either or any of Maker, the mortgaged property, any guarantor hereof or any other security, at the sole and absolute discretion of Lender.

11. Waivers, Consents, Etc..  Maker and any endorsers, sureties or guarantors hereof and any and all others who are now or may become liable for all or part of the obligations of Maker under this Note (all of the foregoing being collectively referred to herein as “Obligors”), agree to be jointly and severally bound hereby and jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note and, except as expressly provided to the contrary herein, in the other Loan Documents or by Laws, agree that the liability of each of them shall be unconditional, joint and several, without regard to the liability of any other party and shall not in any manner be affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender.  Each Obligor hereby consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and to the release of the collateral, or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.  Maker hereby authorizes Lender, at any time after, and during the existence of, an Event of Default hereunder, to apply any money, or other property which Lender may have or hold on deposit or otherwise for Maker towards the payment of this Note.  By execution hereof, Maker hereby specifically pledges and grants to Lender a security interest in any money or other property which Lender may have or hold on deposit for the undersigned.

12. Non-Waiver.  Lender shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth therein.  A waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy in connection with a subsequent event.

13. Business Loan.  Maker warrants and represents to Lender that Maker shall use the proceeds represented by this Note solely for proper business purposes, and consistently with all applicable Laws and statutes.  Maker further warrants and represents to Lender and covenants with Lender that Maker is not in the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds represented by this Note will be used to purchase or carry any margin securities or to extend credit to others for the purpose of purchasing or carrying any margin securities.

14. Interest Laws.  It being the intention of Lender and Maker to comply with applicable Laws, it is agreed that notwithstanding any provision to the contrary in this Note, the Deed of Trust or any of the other Loan Documents, no such provision shall require the payment or permit the collection of any interest (“Excess Interest”) in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note.  If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note, the Deed of Trust or any of the other Loan Documents, then in such event:  (a) the provisions of this paragraph shall govern and control; (b) neither Maker nor any of the other Obligors shall be obligated to pay any Excess Interest; (c) any Excess Interest that Lender may have received hereunder shall, at the option of Lender, be (i) applied as a credit against the then outstanding principal balance of the Loan, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the applicable interest rate or rates hereunder shall be automatically subject to reduction to the maximum lawful contract rate allowed under the applicable usury laws of the aforesaid State, and this Note, the Deed of Trust and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such applicable interest rate or rates; and (e) neither Maker nor any of the other Obligors shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest.

15. Subsequent Holders.  Upon any endorsement, assignment or other transfer of this Note by Lender or by operation of law, the term “Lender” as used herein, shall mean the endorsee, assignee or other transferee or successor to Lender then becoming the holder of this Note.

16. Subsequent Obligors.  This Note and all provisions hereof shall be binding on all persons claiming under or through Maker.  The terms “Maker” and “Obligors”, as used herein, shall include the respective successors, assigns, legal representatives, executors, administrators, devisees, legatees and heirs of Maker and any other Obligors.

17. Interpretation.  Whenever possible, each provision of this Note and the other Loan Documents shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Note or any of the other Loan Documents shall be prohibited or invalid under such Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of said documents.  As used in this Note, the singular shall include the plural, and masculine, feminine and neuter pronouns shall be fully interchangeable, where the context so requires.  The headings of sections and paragraphs in this Note are for convenience only and shall not be construed to limit or define the content, scope or intent of the provisions hereof.

18. Counterparts.  This Note may be executed in one or more counterparts, each of which shall be deemed an original.

19. Governing Law.  THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF MAKER AND LENDER SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

20. Jury Waiver.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, MAKER AND LENDER EACH HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF MAKER AND LENDER WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, MAKER AND LENDER EACH HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT MAKER OR LENDER MAY FILE A COPY OF THIS EXECUTED NOTE WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF MAKER AND LENDER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

21. Submission to Jurisdiction. MAKER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT WITH JURISDICTION OVER COOK COUNTY, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS AND MAKER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST MAKER IN THE COURTS OF

ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY THE MAKER AGAINST LENDER, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

22. Notices.  Any notice that Lender or Maker may desire or be required to give to the other hereunder shall be deemed given when presented in accordance with Article 22 of the Loan Agreement.

23. Conflicts.  In the event of any conflict between the provisions of this Note and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall control.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, this Note has been executed and delivered under seal on the date first set forth above.

MAKER:

CJUF II STRATUS BLOCK 21 LLC, a Delaware limited liability company

By:	Stratus Block 21 Investments, L.P., a Texas limited partnership, Manager

By:	Stratus Block 21 Investments GP, L.L.C., a Texas limited liability company, General Partner

By:           /s/ John E. Baker
John E. Baker, Senior Vice President

By:	Canyon-Johnson Urban Fund II, L.P., a Delaware limited partnership, Member

By:	Canyon-Johnson Realty Advisors II LLC, a Delaware limited liability company, General Partner

By:	/s/ K. Robert Turner
K. Robert Turner, Managing Partner